Exhibit 99.1

CYGNUS PROPERTY FUND V, LLC

c/o Cygnus Capital, Inc.

3060 Peachtree Road NW, Suite 1080

Atlanta, Georgia 30305

March 25, 2022

BY ELECTRONIC MAIL

Pennsylvania Real Estate Investment Trust

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attn:	Lisa M. Most Executive Vice President, Chief Compliance Officer, General Counsel and Secretary
Email:	lisa.most@preit.com

Re:	Notice of Withdrawal of Nomination of Individuals for Election as Preferred Share Trustees at the 2022 Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust

Dear Ms. Most:

On February 18, 2022, Cygnus Property Fund V, LLC (“Cygnus V”) delivered a letter (the “Nomination Letter”) to Pennsylvania Real Estate Investment Trust (“PREIT”) notifying PREIT as to the nomination of Ryan J. Levenson and Christopher Swann (collectively, the “Nominees”) for election to the for election as Preferred Stock Trustees to the Board of Trustees of PREIT (the “Board”) at the 2022 annual meeting of shareholders of PREIT, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Nomination Letter.

Effective upon the date PREIT files its proxy materials fulfilling its obligations set forth herein, Cygnus V, on behalf of itself, Mr. Swann and its and their affiliates that are deemed to own securities of PREIT (beneficially or otherwise) (collectively, “Cygnus”) hereby irrevocably withdraws its Nomination Letter solely with respect to the nomination of Mr. Levenson and, accordingly, its nomination of Mr. Levenson for election as Preferred Stock Trustees at the Annual Meeting.

Cygnus hereby represents and warrants to PREIT that Schedule A hereto sets forth the entirety of its (or its, Mr. Swann’s or its or their affiliates) ownership (beneficial or otherwise), voting power and/or economic exposure with respect to PREIT or any PREIT securities.

Cygnus hereby agrees that it will cause all of the Outstanding Preferred that Cygnus or any of its affiliates has the right to vote (or direct the vote) as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at the Annual Meeting and at any adjournments or postponements thereof, to consent in connection with any action by written consent in lieu of a meeting, and to exercise any authority to cumulate votes that may apply solely in such manner as PREIT directs, (A) in favor of Mr. Swann and the Second Trustee (as defined below), and (B) against any shareholder nominations for Preferred Stock Trustee that are not Mr. Swann or the Second Trustee. Subject to PREIT fulfilling its obligations set forth herein, Cygnus hereby agrees that it will not, without the prior written consent of the Board, nominate or recommend for nomination any person for election as a Preferred Stock Trustee or other trustee of the Board at the Annual Meeting other than Mr. Swann (or the Second Trustee (as defined below)) as a Preferred Stock Trustee, commence any “withhold” or other campaign or submit any proposals with respect to the Annual Meeting.

PREIT hereby (i) agrees that it will include Mr. Swann in PREIT’s proxy statement, proxy card and other proxy materials filed and/or mailed to holders of the Outstanding Preferred in connection with the Annual Meeting, and Cygnus agrees not to file and/or mail its own proxy statement, proxy card or other proxy materials to holders of the Outstanding Preferred (or to holders of other PREIT securities, including common shares of beneficial interest) and (ii) confirms that Mr. Kenneth Hart (the “Second Trustee”) will be included in its proxy statement and proxy card that would be used by preferred holders as the other nominee for Preferred Stock Trustee.

Please address any notices or other communications hereunder (i) if to PREIT, to Lisa M. Most, telephone (215) 284-2917, email lisa.most@preit.com (with a copy to Wachtell, Lipton, Rosen & Katz, Attention: Robin Panovka and Sabastian V. Niles, telephone (212) 403-1000, facsimile (212) 403-2000, email rpanovka@wlrk.com and svniles@wlrk.com), and (ii) if to Cygnus V, to Christopher Swann, telephone (404) 465-3685, email cswann@cygnuscapital.com (with a copy to Olshan Frome Wolosky LLP, Attention: Elizabeth Gonzalez-Sussman, telephone (212) 451-2206, facsimile (212) 451-2222, email egonzalez@olshanlaw.com).

Very truly yours,

CYGNUS PROPERTY FUND V, LLC

By:	/s/ Christopher Swann
Name:	Christopher Swann
Title:	Authorized Signatory

Acknowledged and Agreed:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Name:	Lisa M. Most
Title:	Executive Vice President, Chief Compliance Officer, General Counsel & Secretary

Joinder

To:	Pennsylvania Real Estate Investment Trust (“PREIT”)
And To:	Cygnus Property Fund V, LLC (“Cygnus V”)

Reference is made to the Notice of Withdrawal (the “Notice of Withdrawal”), dated as of March 25, 2022, between PREIT and Cygnus V. Capitalized terms used but not defined in this joinder agreement have the meanings given to them in the Notice of Withdrawal.

The undersigned, on behalf of itself, Mr. Levenson and its and their affiliates that are deemed to own securities of PREIT (beneficially or otherwise), hereby:

(a)	acknowledges that the undersigned has received and had the opportunity to review a copy of the Notice of Withdrawal;
(b)	agrees that it and its affiliates hereby make the same representations and warranties set forth in the third paragraph of the Notice of Withdrawal as if it was Cygnus V;
(c)	agrees that it, Mr. Levenson and its and their affiliates that are deemed to beneficially own securities of PREIT will comply with the obligations set forth in the fourth paragraph of the Notice of Withdrawal as if it was Cygnus V; and
(d)	agrees that it shall be directly liable to PREIT for any breaches of the obligations of the undersigned or any of its affiliates that are deemed to own securities of PREIT (beneficially or otherwise) under this joinder agreement.

DATED the 25th day of March, 2022.

Privet Fund LP

By:	Privet Fund Management LLC, its general partner

/s/ Ryan J. Levenson
Ryan J. Levenson, Managing Member

Schedule A

Cygnus V / C. Swann / Affiliates
Cygnus Opportunity Fund, LLC	815,149 shares of Beneficial Interest, 81,399 shares of Series B Preferred, 106,249 shares of Series C Preferred and 100,310 shares of Series D Preferred
Cygnus Property Fund IV, LLC	630,317 shares of Beneficial Interest, 35,362 shares of Series B Preferred, 62,500 shares of Series C Preferred and 16,500 shares of Series D Preferred
Cygnus Property Fund V, LLC	147,802 shares of Series B Preferred, 210,479 shares of Series C Preferred and 165,000 shares of Series D Preferred
Cygnus Property Fund VI, LLC	41,485 shares of Series B Preferred and 71,781 shares of Series D Preferred
Cygnus Capital Advisers, LLC	815,149 shares of Beneficial Interest, 81,399 shares of Series B Preferred, 106,249 shares of Series C Preferred and 100,310 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Cygnus Opportunity Fund, LLC)
Cygnus General Partners, LLC	815,149 shares of Beneficial Interest, 81,399 shares of Series B Preferred, 106,249 shares of Series C Preferred and 100,310 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Cygnus Opportunity Fund, LLC)
Cygnus Capital Real Estate Advisors II, LLC	630,317 shares of Beneficial Interest, 224,649 shares of Series B Preferred, 272,979 shares of Series C Preferred and 253,281 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned in the aggregate by Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC)
Cygnus Capital, Inc.	1,445,466 shares of Beneficial Interest, 306,048 shares of Series B Preferred, 379,228 shares of Series C Preferred and 353,591 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned in the aggregate by Cygnus Opportunity Fund, LLC, Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC)
Christopher Swann	1,636,466 shares of Beneficial Interest, 306,048 shares of Series B Preferred, 379,228 shares of Series C Preferred and 357,591 shares of Series D Preferred (consisting of (i) shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned in the aggregate by Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC; (ii) 190,00 shares of Beneficial Interest held in an account by Mr. Swann’s spouse, which Mr. Swann shares voting and dispositive power over, and (iii) 1,000 shares of Beneficial Interest and 4,000 shares of Series D Preferred beneficially owned directly by Mr. Swann)

Privet / R. Levenson / Affiliates
Privet Fund LP	2,910 shares of Series B Preferred, 32,836 shares of Series C Preferred and 73,227 shares of Series D Preferred
Privet Fund Management LLC	2,910 shares of Series B Preferred, 32,836 shares of Series C Preferred and 73,227 shares of Series D Preferred (consisting of shares of Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Privet Fund LP)
Ryan J. Levenson	2,910 shares of Series B Preferred, 32,836 shares of Series C Preferred and 73,227 shares of Series D Preferred (consisting of shares of Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Privet Fund LP)